Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces Third Quarter 2023 Results

LONDON, U.K. November 10, 2023— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the third quarter ended October 1, 2023.

Third Quarter 2023 Highlights

•
Total Members in the third quarter 2023 grew to 255,252 from 248,071 in second quarter 2023 and by 20.8% year-over-year
o
Soho House Members grew to 184,542 from 176,305 in second quarter 2023, and 21.3% year-over-year
•
SHCO Membership waitlist now sits at approximately 98,000, an all-time high, and retention rates continue around pre-pandemic levels
•
Total revenues of $301.0 million, 13.1% year-over-year growth
•
Membership revenues of $93.3 million increased by 31.3% year-over-year, accounting for 31.0% of Total revenues
•
In-House revenues grew to $115.3 million up 6.3% year-over-year
o
Revenue Per Available Room (“RevPAR”) grew 6% year-over-year on a like-for-like basis
•
Net loss attributable to Soho House & Co Inc. was $42.4 million or $0.22 per share
•
Adjusted EBITDA was $42.1 million, up $21.8 million from third quarter 2022
•
Opened Soho House Mexico City in September 2023
•
Plan to open Portland and Sao Paulo around the end of the year
•
Effective November 1, 2023, Tom Collins, former Managing Director - UK Europe & Asia, was appointed as Chief Operating Officer of the Company

“This has been another quarter of strong execution against our strategic objectives. Adjusted EBITDA more than doubled year-on-year, supported by 14% margins. Total revenues increased by 13% year-on-year, with continued strong growth in recurring membership revenues. We welcomed 8,000 net new members in the quarter, inclusive of the very successful opening of Soho House Mexico City,” said Andrew Carnie, CEO of Soho House & Co.

“Our third quarter results and fourth quarter performance to date lead us to again increase our full year Adjusted EBITDA and total members guidance. We are also setting year-end 2024 membership guidance to exceed 210,000 Soho House members. I would like to thank our teams globally for their commitment as we continue to grow and enhance the experience for our members, whilst operating efficiently to drive greater profitability.”

Summary of Financial Results for the Quarter Ended October 1, 2023

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	October 1, 2023	October 2, 2022
Total revenues	$300,957	$266,046
Membership revenues	93,279	71,023
In-House revenues	115,288	108,488
Other revenues	92,390	86,535
Operating income (loss)	(20,403)	(70,581)
House-Level Contribution(1)	52,773	32,599
House-Level Contribution margin (%)(1)	26%	19%
Other Contribution(1)	27,995	19,753
Other contribution margin (%)(1)	28%	21%
Net income (loss) attributable to SHCO	(42,362)	(91,668)
Adjusted EBITDA(1)	42,051	20,260
Adjusted EBITDA margin (%)(1)	14%	8%
Weighted average Class A and Class B Shares outstanding (basic)	196,153,371	199,390,524
Basic and diluted income (loss) per share	$(0.22)	$(0.46)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

The following selected expenses listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands)	October 1, 2023	October 2, 2022
Pre-opening expenses	5,093	$2,555
Non-cash rent	1,317	4,654
Deferred registration fees, net	(465)	(489)

We delivered the following highlights against our strategic priorities in the third quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 184,542 from 176,305 in second quarter 2023, and 21.3% YoY
•
Focused rollout of new initiatives has improved member experience leading to elevated performance across Houses
•
Opened Mexico City in September 2023, expect to open Portland and Sao Paulo around the end of the year

2. Operational Excellence to Drive Profitability

•
We achieved third quarter 2023 Adjusted EBITDA of $42.1 million, an increase of $21.8 million compared to third quarter 2022
•
In-House revenues grew to $115.3 million in third quarter 2023, up from $108.5 million in third quarter 2022
•
Like-for-like F&B margins at our Houses rose 230bps vs. third quarter 2019
•
Focus on driving accommodations performance resulted in 6% RevPAR growth in third quarter 2023 vs. third quarter 2022 on a like-for-like basis

Membership Summary for the Quarter Ended October 1, 2023

	As of
	October 1, 2023	October 2, 2022
Total Members	255,252	211,351
Soho House	184,542	152,165
Frozen Members	5,417	2,187
Soho Friends	64,614	52,698
Soho Works	6,096	6,488
SH APP Active Users	187,759	156,769

	As of
	October 1, 2023	October 2, 2022
	(Unaudited)
Number of Soho Houses	42	38
North America	15	13
United Kingdom	13	13
Europe/RoW	14	12
Number of Soho House Members	184,542	152,165
North America	67,664	57,221
United Kingdom	67,931	58,106
Europe/RoW	39,850	30,374
All Other	9,097	6,464
Number of Other Members	70,710	59,186
North America	19,239	16,200
United Kingdom	42,402	35,969
Europe/RoW	9,069	7,017
Number of Total Members	255,252	211,351
Number of Active App Users	187,759	156,769

Memberships

•
Total Members grew to 255,252 from 248,071 in second quarter 2023 and by 20.8% year-over-year
•
Total Soho House Members grew to 184,542 from 176,305 in second quarter 2023, as retention rates remain around pre-pandemic levels, alongside membership intakes in both new and existing Houses
•
Frozen Members was 5,417 at the end of third quarter 2023. Frozen members as a % of total membership is still below pre-pandemic levels
•
Other Memberships including Soho Friends and Soho Works increased to 70,710 members, a decrease of 1,056 from the end of second quarter 2023 and a 19.5% increase year-over-year

Financing

•
Soho House & Co Inc. ended third quarter 2023 with Cash and cash equivalents and Restricted cash of $163 million
•
In September, the Company repurchased 2 million of its Class A Common Stock for $12 million

Updated Fiscal 2023 Guidance

The following forward-looking statements reflect our current expectations as of today, November 10, 2023:

	Fiscal 2022 Results Actuals	Fiscal 2023 Old Guidance	Fiscal 2023 New Guidance
Total Soho House Members	161,975	>191,000	>192,000
Membership revenues	$273m	$360m - $367m	$361m – $366m
Total revenues*	$972m	$1.12b - $1.19b	$1.13b – $1.16b
Adjusted EBITDA**	$61m	$126m - $134m	$130m – $135m

*Assumes ~$20m YoY headwind from FX, reflecting EUR/USD at 1.07 and GBP/USD at 1.22 for fiscal 2023

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$25-30m combined for fiscal 2023 as a whole

Looking further ahead, we also expect to exceed 210,000 members by the end of fiscal 2024.

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Friday, November 10, 2023, at 9am EST / 2pm GMT.

A live broadcast and accompanying presentation will be available at www.sohohouseco.com.

To listen to the live conference call via telephone, please dial:

USA

New York (646) 307 1963

USA & Canada Toll-Free (800) 715 9871

UK

London +44 (0)20 3481 4247
UK Toll-Free +44 (0)800 260 6466

Conference ID 7256454

A replay of the webcast will be available on our website following the call for up to 90 days.

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA and Share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net loss to Adjusted EBITDA for the 13 weeks ending October 1, 2023 and October 2, 2022 is set forth below:

	For the 13 Weeks Ended		Percent Change
	October 1, 2023	October 2, 2022	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands, except share and per share amounts or unless otherwise noted)
Net income (loss)	$(41,450)	$(91,373)	55%	58%
Depreciation and amortization	24,516	26,971	(9)%	(15)%
Interest expense, net	18,799	18,453	2%	(5)%
Income tax expense	4,208	3,013	40%	30%
EBITDA	6,073	(42,936)	n/m	n/m
Loss on sale of property and other, net	(7)	12	n/m	n/m
Share of income of equity method investments	(1,953)	(686)	n/m	n/m
Foreign exchange (gain) loss, net⁽²⁾	30,698	53,910	(43)%	(47)%
Share of equity method investments adjusted EBITDA	2,557	1,978	29%	20%
Share-based compensation expense(3)	4,683	3,980	18%	10%
Operational reorganization and severance expense(4)	—	4,046	—	—
Membership credits rebate(5)	—	(44)	n/m	n/m
Adjusted EBITDA	$42,051	$20,260	n/m	93%
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
This excludes a $4 million non-cash expense, which is included within Share-based compensation expense in the Condensed Consolidated Statements of Operations, separately presented within Operational reorganization and severance expense below.
4.
Represents expenses incurred with respect to an internal reorganization program of the Company's operations team. In the 13 weeks ended October 2, 2022 this includes a non-cash share-based compensation expense of $4 million and cash severance related to the departure of the former Chief Operating Officer of the Company. The non-cash share-based compensation expense is reported within Share-based compensation expense in the unaudited condensed consolidated statement of operations for the 13 weeks ended October 2, 2022.
5.
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the 13 weeks ending October 1, 2023 and October 2, 2022 is set forth below:

	For the 13 Weeks Ended
	October 1, 2023	October 2, 2022	Change %	October 2, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating profit (loss)	$(20,403)	$(70,581)	71%	$(82,788)	75%
General and administrative	35,564	30,807	15%	$33,047	8%
Pre-opening expenses	5,093	2,555	99%	$2,741	86%
Depreciation and amortization	24,516	26,971	(9)%	$28,932	(15)%
Share-based compensation	4,683	7,778	(40)%	$8,343	(44)%
Foreign exchange (gain) loss, net	30,698	53,910	(43)%	$57,829	(47)%
Other	617	912	(32)%	$978	(37)%
Non-House membership revenues	(9,314)	(7,700)	(21)%	$(8,260)	(13)%
Other revenues	(92,390)	(86,535)	(7)%	$(91,686)	(1)%
Other operating expenses	73,709	74,482	(1)%	79,897	(8)%
House-Level Contribution	$52,773	$32,599	62%	$29,033	82%
Operating profit (loss) margin	(7)%	(27)%		(27)%
House-Level contribution margin	26%	19%		19%

	For the 13 Weeks Ended
	October 1, 2023	October 2, 2022	Change %	October 2, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating profit (loss)	$(20,403)	$(70,581)	71%	$(82,788)	75%
General and administrative	35,564	30,807	15%	33,047	8%
Pre-opening expenses	5,093	2,555	99%	2,741	86%
Depreciation and amortization	24,516	26,971	(9)%	28,932	(15)%
Share-based compensation	4,683	7,778	(40)%	8,343	(44)%
Foreign exchange (gain) loss, net	30,698	53,910	(43)%	57,829	(47)%
Other	617	912	(32)%	978	(37)%
House membership revenues	(83,965)	(63,323)	(33)%	(65,347)	(28)%
In-House revenues	(115,288)	(108,488)	(6)%	(113,018)	(2)%
In-House operating expenses	146,480	139,212	5%	149,332	(2)%
Total Other Contribution	$27,995	$19,753	42%	$20,049	40%
Operating profit (loss) margin	(7)%	(27)%		(27)%
Other Contribution Margin	28%	21%		21%

Condensed Unaudited Consolidated Statements of Operations for the 13 weeks ended October 1, 2023 and October 2, 2022:

	For the 13 Weeks Ended
(in thousands, except for per share data)	October 1, 2023	October 2, 2022
Revenues
Membership revenues	$93,279	$71,023
In-House revenues	115,288	108,488
Other revenues	92,390	86,535
Total revenues	300,957	266,046
Operating expenses
In-House operating expenses	(146,480)	(139,212)
Other operating expenses	(73,709)	(74,482)
General and administrative expenses	(35,564)	(30,807)
Pre-opening expenses	(5,093)	(2,555)
Depreciation and amortization	(24,516)	(26,971)
Share-based compensation	(4,683)	(7,778)
Foreign exchange gain (loss), net	(30,698)	(53,910)
Other, net	(617)	(912)
Total operating expenses	(321,360)	(336,627)
Operating income (loss)	(20,403)	(70,581)
Other (expense) income
Interest expense, net	(18,799)	(18,453)
Gain (loss) on sale of property and other, net	7	(12)
Share of income of equity method investments	1,953	686
Total other expense, net	(16,839)	(17,779)
Income (loss) before income taxes	(37,242)	(88,360)
Income tax expense	(4,208)	(3,013)
Net income (loss)	(41,450)	(91,373)
Net income (loss) attributable to noncontrolling interests	(912)	(295)
Net income (loss) attributable to Soho House & Co Inc.	$(42,362)	$(91,668)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted	$(0.22)	$(0.46)
Weighted average shares outstanding
Basic and diluted	196,153	199,391

Condensed Unaudited Consolidated Statements of Cash flows for the 39 weeks ended October 1, 2023 and October 2, 2022:

	For the 39 Weeks Ended
(in thousands)	October 1, 2023	October 2, 2022
Cash flows from operating activities
Net income (loss)	$(59,753)	$(235,554)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	$74,229	$72,490
Non-cash share-based compensation	15,154	18,865
Deferred tax benefit	(778)	(299)
Gain on sale of property and other, net	(596)	(1,529)
Share of (income) loss of equity method investments	(4,411)	(2,426)
Amortization of debt issuance costs	2,110	3,471
Loss on debt extinguishment	3,278	—
PIK interest (settled), net of non-cash interest	27,908	25,663
Distributions from equity method investees	162	596
Foreign exchange (gain) loss, net	(3,899)	128,160
Changes in assets and liabilities:	0	0
Accounts receivable	(22,110)	(14,986)
Inventories	2,465	(12,509)
Operating leases, net	5,558	30,283
Other operating assets	(25,212)	(31,670)
Deferred revenue	7,467	26,341
Accounts payable and accrued and other liabilities	8,904	31,210
Net cash provided by operating activities	30,476	38,106
Cash flows from investing activities
Purchase of property and equipment	(50,440)	(62,989)
Proceeds from sale of assets	1,368	665
Purchase of intangible assets	(13,989)	(17,628)
Property and casualty insurance proceeds received	148	338
Net cash used in investing activities	(62,913)	(79,614)
Cash flows from financing activities
Repayment of borrowings	(117,350)	(533)
Payment for debt extinguishment costs	(1,686)	—
Issuance of related party loans	—	3,217
Proceeds from borrowings	140,000	105,795
Payments for debt issuance costs	(2,822)	(1,860)
Principal payments on finance leases	(221)	(431)
Principal payments on financing obligation	—	(1,175)
Distributions to noncontrolling interests	(390)	(771)
Purchase of treasury stock	(12,000)	(34,802)
Additional IPO costs	—	(269)
Net cash provided by financing activities	5,531	69,171
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(97)	(13,224)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(27,003)	14,439
Cash, cash equivalents and restricted cash
Beginning of period	190,043	220,662
End of period	$163,040	$235,101

	For the 39 Weeks Ended
(in thousands)	October 1, 2023	October 2, 2022
Cash, cash equivalents and restricted cash are comprised of:
Cash and cash equivalents	162,540	227,896
Restricted cash	500	7,205
Cash, cash equivalents and restricted cash as of October 1, 2023 and October 2, 2022	$163,040	$235,101
Supplemental disclosures:
Cash paid for interest	$24,004	$22,504
Cash paid for income taxes	3,027	138
Supplemental disclosures of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	79,631	101,640
Acquisitions of property and equipment under finance leases	33	11,357
Accrued capital expenditures	11,736	7,908

Condensed Unaudited Consolidated Balance Sheet as of October 1, 2023 and January 1, 2023:

	As of
(in thousands, except for par value and share data)	October 1, 2023	January 1, 2023
Assets
Current assets
Cash and cash equivalents	$162,540	$182,115
Restricted cash	500	7,928
Accounts receivable, net	64,589	42,215
Inventories	55,768	57,848
Prepaid expenses and other current assets	116,998	91,101
Total current assets	400,395	381,207
Property and equipment, net	637,133	647,001
Operating lease assets	1,131,435	1,085,579
Goodwill	199,693	199,646
Other intangible assets, net	124,356	125,968
Equity method investments	25,592	21,629
Deferred tax assets	469	295
Other non-current assets	8,296	6,571
Total non-current assets	2,126,974	2,086,689
Total assets	$2,527,369	$2,467,896
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$75,598	$80,741
Accrued liabilities	94,068	84,112
Current portion of deferred revenue	108,629	91,611
Indirect and employee taxes payable	37,614	38,088
Current portion of debt, net of debt issuance costs	25,887	25,617
Current portion of operating lease liabilities - sites trading less than one year	2,413	4,176
Current portion of operating lease liabilities - sites trading more than one year	44,353	35,436
Other current liabilities	34,317	36,019
Total current liabilities	422,879	395,800
Debt, net of current portion and debt issuance costs	607,609	579,904
Property mortgage loans, net of debt issuance costs	136,991	116,187
Operating lease liabilities, net of current portion - sites trading less than one year	93,117	227,158
Operating lease liabilities, net of current portion - sites trading more than one year	1,161,968	982,306
Finance lease liabilities	77,040	76,638
Financing obligation	76,533	76,239
Deferred revenue, net of current portion	25,772	27,118
Deferred tax liabilities	1,026	1,666
Other non-current liabilities	—	256
Total non-current liabilities	2,180,056	2,087,472
Total liabilities	2,602,935	2,483,272
Commitments and contingencies

	As of
(in thousands, except for par value and share data)	October 1, 2023	January 1, 2023
Shareholders’ equity
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 63,704,578 shares issued and 53,237,458 outstanding as of October 1, 2023 and 62,189,717 issued and 53,722,597 outstanding as of January 1, 2023; Class B common stock, $0.01 par value, 500,000,000 shares authorized, 141,500,385 shares issued and outstanding as of October 1, 2023 and January 1, 2023	2,052	2,037
Additional paid-in capital	1,228,225	1,213,086
Accumulated deficit	(1,303,370)	(1,242,412)
Accumulated other comprehensive income	51,780	54,853
Treasury stock, at cost; 10,467,120 shares as of October 1, 2023 and 8,467,120 shares as of January 1, 2023	(62,000)	(50,000)
Total shareholders’ deficit attributable to Soho House & Co Inc.	(83,313)	(22,436)
Noncontrolling interest	7,747	7,060
Total shareholders’ deficit	(75,566)	(15,376)
Total liabilities and shareholders’ equity	$2,527,369	$2,467,896

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the Non-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2023 and fiscal 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended January 1, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at October 1, 2023, of 42 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)